Exhibit 99.1
Final Transcript
Thomson StreetEventssm
Conference Call Transcript
DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
Event Date/Time: Aug. 01. 2007 / 10:00AM ET

Thomson StreetEvents	www.streetevents.com	Contact Us	1
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
CORPORATE PARTICIPANTS
Steve Jumper
Dawson Geophysical — President and CEO
Christina Hagan
Dawson Geophysical — EVP and CFO
CONFERENCE CALL PARTICIPANTS
Byron Pope
Pickering Energy Partners — Analyst
Pierre Conner
Capital One Southcoast — Analyst
Neal Dingmann
Dahlman Rose — Analyst
Collin Gerry
Raymond James — Analyst
PRESENTATION

Operator
Good morning. My name is Crystal and I will be your conference operator today. At this time, I would like to welcome everyone to the Dawson Geophysical quarter three 2007 conference call. (OPERATOR INSTRUCTIONS.)
In accordance with the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995, Dawson Geophysical Company cautions that statements made today in this conference call, which are forward-looking and which provide other than historical information, involve risks and uncertainties that may materially affect the Company’s actual results of operations.
These risks include, but are not limited to, dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the ability to manage growth, the ability to obtain land access rights-of-way, and the availability of capital resources. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Form 10-K for the fiscal year ending September 30, 2006. Dawson Geophysical Company disclaims any intention or obligations to revise any forward-looking statements, whether as a result of new information, further events or otherwise.
During this conference call, Dawson will make references to EBITDA, which is a non-GAAP financial measure. A reconciliation of this non-GAAP measure to the applicable GAAP measure can be found in Dawson’s current earnings release, a copy of which is located on the Dawson’s website, www.dawson3d.com.
I would now like to turn the call over to Steve Jumper.

Steve Jumper — Dawson Geophysical — President and CEO
Thank you, Crystal. Good morning and welcome to Dawson Geophysical Company’s third quarter fiscal 2007 earnings and operations conference call. As the operator said, my name is Steve Jumper. I’m President and Chief Executive Officer of the Company. Joining me in the room are Christina Hagan, Executive Vice President and Chief Financial Officer; Decker Dawson, Chairman; and Ray Tobias, Executive Vice President and Chief Operating Officer.
Now, today’s call will be presented in three segments. Following these opening remarks, Chris will discuss our financial results. I’ll then return for an operations update and open the call up for questions. The call is scheduled for 30 minutes. And we want to remind you that we will not provide any guidance in terms of revenue, earnings or EBITDA.

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	2
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
At this point, I’ll turn control of the call over to Chris Hagan, our CFO, to discuss our financials results.

Christina Hagan — Dawson Geophysical — EVP and CFO
Thanks, Steve. Today, we reported revenues of $68.637 million for the quarter ended June 30th, 2007, our third fiscal quarter of 2007. This is a 65% increase as compared to revenues of $41.524 million for the quarter ended June 30th, 2006.
Net income for the third quarter of fiscal 2007 was $7.561 million, the highest in the Company’s history. This represents an increase of 78% over the net income of $4.241 million for the same quarter of fiscal year 2006.
Earnings for the quarter ended June 30th, 2007 were $0.99 per share, compared to $0.56 per share in the same quarter of fiscal 2006. EBITDA for the third quarter of fiscal 2007 was $17.7 million compared to $10.095 million in the same quarter of fiscal 2006, an increase of 75%.
For the nine months ended June 30th, 2007, revenues were $182.226 million compared to $117.059 million for the (inaudible), an increase of 56%.
Net income for the same nine months increased 69% to $18.364 million in 2007, compared to $10.892 million in 2006.
Earnings per share for the first nine months of fiscal 2007 were $2.42 as compared to $1.45 for the first nine months of fiscal 2006 (inaudible). EBITDA was $43.329 million for the first nine months of 2007 versus $26.406 million for the same period of fiscal 2006.

Steve Jumper — Dawson Geophysical — President and CEO
Thank you, Chris.
Our growth in revenue, EBITDA and earnings, when compared to the same quarter as fiscal 2006 were primarily a result of price improvements for our services, more favorable contract terms, improved crew productivity, increased channel count on existing crews, and the addition of three data acquisition crews as reported in the press release. We added two in fiscal 2006 and add a — or deployed a 95 — or 10,000 channel crew in April of 2007.
We continue to see an increase in the level of third-party charges, which are recorded as revenue related to services required to operate in areas with limited access. We are reimbursed for those expenses by our client.
Our third quarter results reflect continued brisk expiration activities by our clients, particularly those seeking natural gas. Inclement weather conditions did have a negative effect on operations early in the quarter in April, and then again late in the quarter in June, and did continue into July.
As we stated in the last quarter’s conference call, when we reported that weather conditions had deteriorated into April of Q3, it is still too early to tell what the effect of weather will be on Q4 results.
A demand for our data acquisition and processing services continues at an all time high. Although our clients may cancel their service contracts on short notice, our order book reflects commitments through the end of calendar 2007 for all 14 crews, and well into calendar 2008 on several crews.
Operations are currently active on projects in West Texas, South Texas, New Mexico, the Barnett Shale in the Fort Worth Basin, the Fayetteville Shale area in Arkansas, the Rocky Mountains, both Eastern and Western Oklahoma, and the Appalachian Basin region.
The Board of Directors has increased the previously reported fiscal 2007 capital budget by a total of $16.9 million, bringing the 2007 total to date to $55 million.
During the quarter we took delivery of eight new I/O vibrator energy source units, two 5,000-channel ARAM recording systems, and one 9,500-channel recording system. The 9,500-channel ARAM system was deployed in July as the replacement for an existing I/O System II MRX

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	3
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
recording system. And one of the 5,000-channel ARAM systems will replace another existing I/O System II MRX in August. And we anticipate deploying the additional 5,000-channel ARAM system on a new crew, our 15th, to be fielded sometime in the fall.
We currently own in excess of 102,000 recording channels and 113 vibrator energy source units. The increase in channel count is in response to demand for improved high resolution images.
We currently operate six I/O System II RSR radio-based crews, four I/O System II cable-based crews, and four ARAM ARIES crews. After the deployment of the additional ARAM systems already mentioned, we will operate three I/O System II cable crews and six ARAM crews. We anticipate resuming Q-Land operations in the fall under our agreement with WesternGeco, which will drop our I/O cable crew count back to two.
We remain optimistic about the future. We will continue to be subjected to the level of spending by our client companies. We are predominantly in search of natural gas and, therefore, more reliance upon natural gas prices. While the short-term outlook for natural gas is reported to be somewhat bearish, we believe the long-term fundamentals are strong.
Channel count growth will continue to be a factor as demand for higher resolution seismic surveys and better images dictate.
On a quarterly basis, the determining factors will continue to be weather downtime and our ability to secure land access permits in a timely manner, as we have stated in the past.
And at this point, operator, we will open the call up for questions.
QUESTION AND ANSWER

Operator
(OPERATOR INSTRUCTIONS.) Byron Pope, Pickering Energy Partners.

Byron Pope — Pickering Energy Partners — Analyst
Steve, when you talked about the factors that helped the performance in the recently completed quarter, you mentioned increased productivity, increased pricing, more favorable contract terms. All those factors seem sustainable as we go forward. Is that a fair way to think about it? And I guess more specifically, I’m trying to think about whether that operating margin you guys achieved in the June quarter is kind of sustainable going forward.

Steve Jumper — Dawson Geophysical — President and CEO
We believe so, yes. We believe the market to be very strong. We believe we’re performing very well on behalf of our clients. We think we’re adding value to our product and our services and so, yes, we feel very good about those possibilities moving forward.

Byron Pope — Pickering Energy Partners — Analyst
Okay. And then I know your 14 current crews tend to move around a bit from time to time. But, could you just help us size where you’ve got the highest concentration of crews currently working? I mean, you mentioned the plays, but I was just wondering if you could kind of help us gain some sense as to where the critical mass of the crews are currently working.

Steve Jumper — Dawson Geophysical — President and CEO
Right now, the majority of our operations are in — well, excuse me. Not the majority of our operations. Our highest crew concentration is actually here at West Texas.

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	4
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Byron Pope — Pickering Energy Partners — Analyst
Okay. And how many would that be?

Steve Jumper — Dawson Geophysical — President and CEO
We’re operating in what we would consider the West Texas Val Verde region. We’re operating six crews today.

Byron Pope — Pickering Energy Partners — Analyst
Okay. And then last question. I mean, you mentioned in the press release you continue to see increased activity in some of these areas that are tough to get into logistically. What are the tightest bottlenecks you’re seeing in terms of — on the supply chain? Is it helicopter services? Is it kind of shot-hole drilling? I mean, where are the bottlenecks that are the tightest and any concerns about that as you add an additional 15th crew sometime this fall?

Steve Jumper — Dawson Geophysical — President and CEO
We anticipate the 15th crew to be a vibrator crew.

Byron Pope — Pickering Energy Partners — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President and CEO
And be working somewhere in the southwestern part of the U.S. Certainly, when you move into the Oklahoma, Arkansas regions up through the Appalachian Basin where you’re into these limited access areas and dynamite becomes your predominant energy source as opposed to vibrators, then you’re at the mercy of the supply of both helicopter support and shot-hole drilling, dynamite drilling rigs. And that supply is very tight and is something that will limit the number of crews that can operate in those regions. But, at this point, we have not had any problem getting services needed to complete our activities in those areas.
I would point out that, as we’ve mentioned in the past, one area that becomes more and more difficult on a continual basis is the access permitting. Those — the number of permits required to operate in some of these limited access areas, where you’re not dealing with very large ranches, you’re dealing with small tract, private landowners, is getting more and more difficult each time we have a project.
And so, I would say going forward in the difficult areas, permitting would be a big factor in the services related to drilling rigs. Shot-hole drilling rigs would be equally tough.

Byron Pope — Pickering Energy Partners — Analyst
Okay. Very helpful. Thank you.

Steve Jumper — Dawson Geophysical — President and CEO
Thank you, Byron.

Operator
Pierre Conner with Capital One Southcoast.

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	5
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Pierre Conner — Capital One Southcoast — Analyst
Good morning, everybody.

Steve Jumper — Dawson Geophysical — President and CEO
Good morning, Pierre. How are you?

Pierre Conner — Capital One Southcoast — Analyst
Good. Thanks, Steve. As Byron mentioned, that is a very impressive margin. And so, to help us think about what we want to model — and I know you don’t want to get into details of the breakdown of those two, but could you give us a feel for a couple things sequentially.
We had the weather impact some back in second quarter and then early and late in the third quarter. Was there more or less weather impact between the two quarters, Steve? And was it similar? And then kind of related to that, you mentioned more favorable contract terms. Are you able to actually put some of this off and share some of that weather risk with the customer?

Steve Jumper — Dawson Geophysical — President and CEO
Well, Pierre, the weather question is — has always been a difficult thing to answer.

Pierre Conner — Capital One Southcoast — Analyst
Yes.

Steve Jumper — Dawson Geophysical — President and CEO
And it will continue to be a difficult thing to answer. And I wish I could make it more simple. I wish I could understand it even myself.
But, there are so many moving parts in this weather issue. I guess the first thing that comes to mind with — as to how it will affect a quarter is the type of work you’re doing. If you’re — if you have more dynamite work out there where you’re able to get in and out of areas on foot, and you can actually reduce drying time, the more weighted you are in dynamite work in weather areas can be certainly helpful.
The next point would be the type of contract mix you’re working with, whether you’re day rate or turnkey. We’ve talked in the past and we’ve described in our 10-K that the turnkey contracts actually have a higher margin, more risk. The day rate contracts or term contracts actually have less risk but lower margin. And so, the balance of the mix of contracts in the quarter can be a huge factor.
Contract terms, as we’ve stated for quite some time now, that all of our contracts have some level of downtime for weather. And that’s going to be area dependent. It’s going to depend on what part of the country you’re operating in, what type of work you’re doing, what type of contract you’re working on. That, like pricing, is always something that’s very negotiable going into a contract and can be structured various ways depending on the risk factors.
We have a timing issue. When did the weather actually hit you? Does the weather hit you in the middle of a contract? Does it hit you early in the contract? Does it hit late in the contract? Does it hit between jobs?
I think what we’re faced with probably more so in July than we were in April — and this occurred in Q2 — or excuse me — yes, in Q2, was the fact that sometimes when you finish a project and everywhere you’re scheduled to go has weather impact, if you’re between contracts and between moves, then the timing of the weather issues can impact that — the quarter.

Pierre Conner — Capital One Southcoast — Analyst

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	6
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Okay.

Steve Jumper — Dawson Geophysical — President and CEO
And the last thing I would point out is actually where you’re working. As we said — answered in the last question with Byron, we actually have had five or six crews working fairly steady in West Texas where, yes, we have had some weather but not to the extent that you’ve seen in other parts of Texas.
And so, all those factors can work with or against each other in any given quarter, which makes the predictions very, very difficult. We did have a higher percentage of contracts that were on a term basis this past quarter. We try to stay on a 50/50 mix. But, I would say that we were — the majority of our contracts were term agreement. And how that’s going to roll forward will depend on permits and scheduling issues.

Pierre Conner — Capital One Southcoast — Analyst
Just trying to be—.

Steve Jumper — Dawson Geophysical — President and CEO
—The weather in early July did have a — has had an impact, and continues to have an impact, on scheduling and where things are going to be ready next. It has been a very difficult situation all through certainly Texas.

Pierre Conner — Capital One Southcoast — Analyst
Yes. I understand. I appreciate it and it is difficult. And you mentioned it as a call out in the press release so I was trying to get some feel for — albeit not necessarily quantified, but at least directional.
Steve, the other one that affects obviously greatly these revenue numbers and margins is the amount of third-party charges, of which we assume that there’s no margin (inaudible). And that’s driven by, as you’ve mentioned, Eastern Oklahoma and Appalachian Basin. I didn’t realize that West Texas also had a potentially large amount. Maybe just—.

Steve Jumper — Dawson Geophysical — President and CEO
Well, they’re — yes, there are some parts of West Texas, particularly in the Val Verde Basin area where the topography and the terrain is very, very difficult, won’t necessarily require the use in areas of dynamite, although there are certain places that just are inaccessible with vibrator energy source units. But, they certainly require the use of helicopters to gain some level of efficiency and productivity.

Pierre Conner — Capital One Southcoast — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President and CEO
And it’s actually a very beautiful part of Texas. It’s a well kept secret, really.

Pierre Conner — Capital One Southcoast — Analyst
Well, related to that and a similar perspective on the weather is, so again — you mentioned specifically year-on-year a dramatic increase on this. But again, sequentially, are they — they’ve been fairly consistent. As long as your crew count mix is consistent, your level of third parties — again, understand some variability at the beginning and end of a job. So, as we would expect the mix to say the same of location, would you expect the mix of third party to be roughly similar?

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	7
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

     Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Steve Jumper — Dawson Geophysical — President and CEO
Yes.

Pierre Conner — Capital One Southcoast — Analyst
Okay. That’s helpful. Two sort of housekeeping things, maybe more for Christina. Simply the CapEx in the fiscal quarter, 3Q? Can you tell us that? How much you spent?

Christina Hagan — Dawson Geophysical — EVP and CFO
Sure. We stepped up, as Steve indicated, on what the Board has approved and what our total CapEx budget is now for fiscal 2007, up to $55 million. So, I would indicate that we did step up our CapEx in the third quarter something in the neighborhood of $25 million.

Pierre Conner — Capital One Southcoast — Analyst
Okay.

Christina Hagan — Dawson Geophysical — EVP and CFO
So, that brings the year close to 45.

Pierre Conner — Capital One Southcoast — Analyst
That’s great. And then just — I know the tax rate’s variable based on some different things, but is this kind of the level we would expect go forward?

Christina Hagan — Dawson Geophysical — EVP and CFO
I think so. We had some state jurisdiction type taxes that we’re having to incorporate into our overall model and doing a little catch-up work. But, the Texas margin tax has impacted our overall tax model.

Pierre Conner — Capital One Southcoast — Analyst
Okay. Last one. Back to Steve, and I’m sorry. Currently at 102,000 channels, the 5,000 would be incremental to that for the 15th crew I’m assuming?

Steve Jumper — Dawson Geophysical — President and CEO
I think that’s included.

Pierre Conner — Capital One Southcoast — Analyst
Oh, it’s included. Okay, that’s helpful. I’ll let some other guys, analysts, other ones ask questions.

Steve Jumper — Dawson Geophysical — President and CEO

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	8
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
Yes. I think that number’s included, Pierre.

Pierre Conner — Capital One Southcoast — Analyst
Okay. Thanks.

Steve Jumper — Dawson Geophysical — President and CEO
Since we’ve had delivery.

Pierre Conner — Capital One Southcoast — Analyst
Okay.

Operator
Neal Dingmann, Dahlman Rose.

Neal Dingmann — Dahlman Rose — Analyst
Hey, Steve, Christine.

Steve Jumper — Dawson Geophysical — President and CEO
Hey, Neal. How are you?

Neal Dingmann — Dahlman Rose — Analyst
Good. Good. Would you say — obviously with the confidence you have for additional crew as well as channels, I’m wondering, Steve, when you all look at that, I mean, to bring on both — not just additional crew, but when deciding to add some more channels, you have to have sort of the confidence that, oh, that’s going to be booked for X amount of time. And was wondering sort of when you look today, are you seeing that? That, hey, when we bring this 15th crew on in the fall we know we can put this crew to work and—.
Obviously, the way the contract’s there, as you pointed the short nature of them. But, I’m just wondering if you bring this crew on now in the fall you have sort of a sense of, hey, we could keep this crew and we could add some more channels and we could keep these guys active for X amount of time.

Steve Jumper — Dawson Geophysical — President and CEO
On the crew count question, the answer’s yes. We feel like that demand continues to be very strong. We have an order book that is an all time high, as we’ve disclosed. And we don’t see any slowdown at this point.
The channel count question, I think, is something that we’re going to deal with for the rest of my career. We’re always going to have an increase in channel count as we start to work in these — continue to work integrating these areas where we’ve had difficulty getting good seismic images in the past, and the demand for these images is going to continue to grow. And the solution to that is going to be channel count. And so, I don’t see any change in the channel count issues going forward.

Neal Dingmann — Dahlman Rose — Analyst

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	9
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Okay. And then what about — I didn’t hear you say too much about it. Anything new to report on the Q systems of that crew?

Steve Jumper — Dawson Geophysical — President and CEO
Yes. We’re excited that — we believe very strongly that we have another project in line to go work on, probably sometime later this summer or early in the fall. We’ve certainly worked hard on our end and we certainly know our friends at WesternGeco have been working hard to get this crew up and running.
And as we’ve talked about, it’s a technology that’s not going to work every — that’s not going to be applicable everywhere. And we do think there are opportunities to use this technology moving forward and we’re excited to have another opportunity with it.
And I think, and certainly I hope, that as the industry begins to see the results of some of the data that we’re capable of generating with this whole process, not just the crew, but the whole Q-Land process from start to finish, we think once people begin to see that then we think there’ll be some openings for further activity with the Q-Land system.

Neal Dingmann — Dahlman Rose — Analyst
Okay. Okay. And then lastly on —turning back to the channels, it looks like — or it seems like, obviously, you have more channels per crew than sort of some of the other competitors out there. Is that — I guess sort of two part question. One, would you continue sort of with that trend and continue to add more channels given, like you said, the demand that’s out there?
And then, given the type of jobs, are the jobs you’re seeing now that are bidding on, are they larger nature jobs where you would consider, well, maybe we won’t position or inventory all this and we’ll maybe begin to rent some of these channels?

Steve Jumper — Dawson Geophysical — President and CEO
Well, we’ve certainly leased channels in the past, and we’ll continue to do so going forward on a short-term basis. We have found in our experience that channel count has not decreased at any time. And so, once you start a leasing process, once you increase a crew channel count, then you’re going to need more. And so, we’ve always taken the position to go ahead and purchase the equipment knowing that it’s going to be in demand for quite some time.
As far as the channel count for crew, I don’t think that we necessarily decide that we’re going to have more channels than anybody out there. That’s not a thought process of ours. We just react to what our clients need. And we react to what it’s going to take to solve their problems and get their images and understand their assets. And so, we’re probably more locked in to what our clients are asking for in certain areas. Certainly, when you have a high channel count like we do you have an edge on a competitive basis. But, we’re more driven by the desires of our client and the product than anything else.

Neal Dingmann — Dahlman Rose — Analyst
Perfect. Perfect. Thanks, guys. Keep up the great work.

Steve Jumper — Dawson Geophysical — President and CEO
Thanks, Neal.

Operator
(OPERATOR INSTRUCTIONS.) [Collin Gerry] with Raymond James.

Collin Gerry — Raymond James — Analyst

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	10
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
Good morning, guys. Obviously, another great quarter. Most of my questions have been asked. I just wanted to follow up on a couple things. Did I hear you right that CapEx in the quarter was $25 million?

Christina Hagan — Dawson Geophysical — EVP and CFO
Around in that neighborhood. Yes, sir.

Collin Gerry — Raymond James — Analyst
Okay. And then on the 15th crew — and I apologize if I missed this earlier — when do you expect that to be deployed?

Steve Jumper — Dawson Geophysical — President and CEO
Well, we don’t have — we have the equipment in place. We anticipate that to be — we’re just going to call it sometime in the fall. We don’t know if that’s going to be September or October. We’re assembling the people as we speak. We’re getting projects ready. This one’s — this crew’s probably not going to move as quick as we’ve had some others move. So, we’re going to call it the fall and not get tied down to a particular time, waiting on staffing issues.

Collin Gerry — Raymond James — Analyst
Okay. And then I wanted to kind of go back to the pricing question somebody was asking earlier. If you look at some of the contracts you have in place — obviously we’ve seen margins go up for the last two quarters, and that’s in part been a result of pricing. If you look at the contracts you have in place going forward, would you say that that trend should continue relative to what — the pricing you’re getting now?

Steve Jumper — Dawson Geophysical — President and CEO
Well, we certainly hope so and we certainly think so. This going back to this weather issue, and the questions that were asked earlier in the Q&A session here, weather is always an impact. And weather is always going to have some impact on margin in some way. And so, that’s the X-factor, as I’ve heard it called in the past, is that this down time for weather, how it plays in, is always going to have some level of hit to our margin. Most of the time, the weather down time protection is not what we consider full margin coverage.
And so, the answer to the question is, on a pricing basis and an opportunity basis, we think there is opportunity for margin growth. We don’t know what the weather’s going to do. We don’t understand completely how the third party services are going to impact that margin. But, we think there’s potential.
I would say that it’s not all the pricing issue.

Collin Gerry — Raymond James — Analyst
Right.

Steve Jumper — Dawson Geophysical — President and CEO
That what we are doing today for our client base is not what we did a year ago and not what we did two years ago. Our product continues to change. And so, on this pricing question, I don’t think that we’re just raising prices on a project by project basis because of demand. I think a good bit of our pricing model is value driven. I think we are providing a better service.
We’re working in some very difficult operating environments in terms of terrain and accessibility. We’re operating at a tremendous channel count. We’re providing images that we’ve never been able as an industry to provide. And I think that that’s probably driving our pricing currently and going forward, more than anything else, is just what value are we bringing to the table for our client base.

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	11
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call

Collin Gerry — Raymond James — Analyst
Okay. All right. And that’s helpful. Finally, last question, kind of on a more strategic front. Obviously you spent a good deal talking about some of the organic means by which you plan on growing the business, and obviously with the channel counts and so on and so forth. Any thought to M&A activity or consolidation out there? I mean, obviously you don’t have any debt. You’ve kind of got some dry powder to do something. It seems like organic means has been the choice recently. But, any thought anywhere else?

Steve Jumper — Dawson Geophysical — President and CEO
Not at — the answer to the question is no.

Collin Gerry — Raymond James — Analyst
Okay.

Steve Jumper — Dawson Geophysical — President and CEO
We’re in a pretty good position where we are and like where we are. And we’re always looking at opportunities all across our industry, whether it be a client base, whether it be the geophysics, the science, the technology. And so, we’re always looking at opportunities. But, right now, we think the best opportunity for us is to continue on the path that we’ve been on for quite some time.

Collin Gerry — Raymond James — Analyst
All right. Well, appreciate the help.

Operator
At this time there are no questions in queue.

Steve Jumper — Dawson Geophysical — President and CEO
All right. Well, at this point we will close. I want to thank everybody for their participation and their interest in our company. Obviously, we’re very excited about where we are. We’re very excited about where we’re going. For our standpoint, we’re going to stay focused on what we do and that’s helping our clients find oil and gas. And we’ll continue to maintain those relationships and build those relationships in a very positive manner.
We’re extremely proud of our employees and where — the work they’ve done. When you look at our growth pattern in the last three years, it would not have happened without the great people we have all through our company.
And we want to thank our loyal shareholder base for your continued support. And we want everybody to know we’re working hard every day for you. We’re working hard for our clients and we’re going to do everything we can do to keep our employee base happy.
We’re excited where we are. We will be presenting at the EnerCom Oil Service Conference on Monday, August 20th. I believe that will be a webcast. I believe at 9:15 in the morning Mountain Time.
And a replay of this call will be available on our website at www.dawson3d.com for I believe 30 days. And have a great day and thank you for your participation.

Operator

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	12
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.

Final Transcript

Aug. 01. 2007 / 10:00AM ET, DWSN — Q3 2007 Dawson Geophysical Earnings Conference Call
This concludes today’s Dawson Geophysical Quarter Three 2007 Conference Call. You may now disconnect.

DISCLAIMER
Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.
In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies’ most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.
THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY’S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY’S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY’S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.
© 2005, Thomson StreetEvents All Rights Reserved.

DAL02:494023.2Thomson StreetEvents	www.streetevents.com	Contact Us	13
© 2007 Thomson Financial. Republished with permission. No part of this publication may be reproduced or transmitted in any form or by any means without the prior written consent of Thomson Financial.